Exhibit 99.1

LIXTE Adds Northwestern University’s Lurie Cancer Center

as Second Site in Ongoing Clinical Trial for Ovarian Clear Cell Cancer

-- Lurie Cancer Center Completes Dosing of First Patient with LIXTE’s LB-100 in Combination with GSK’s Immunotherapy Dostarlimab --

PASADENA, CALIF., February 25, 2025 — LIXTE Biotechnology Holdings, Inc. (“LIXTE” or the “Company”) (Nasdaq: LIXT and LIXTW), a clinical stage pharmaceutical company, today announced it has added the Robert H. Lurie Comprehensive Cancer Center (Lurie Cancer Center) of Northwestern University as a second site in a clinical trial combining the Company’s proprietary compound LB-100 with GSK’s Dostarlimab to treat ovarian clear cell cancer.

Emily M. Hinchcliff, MD, MPH, will lead the clinical trial at Lurie Cancer Center, a renown Chicago-based National Cancer Institute-designated Comprehensive Cancer Center, which is located at Northwestern Memorial Hospital’s downtown medical campus. Patient recruitment is underway, and the first patient has been dosed.

“Clinical trials testing potentially effective therapies are essential to move our field forward, with many recent great successes,” said Dr. Hinchcliff. “We are pleased to be participating in this important clinical trial to assess whether adding LIXTE’s LB-100 to GSK’s Dostarlimab will enhance the effectiveness of immunotherapy in the treatment of ovarian clear cell carcinoma, a disease of high unmet need.”

Bas van der Baan, LIXTE’s Chief Executive Officer, said, “The addition of Lurie Cancer Center is a positive step in expanding the patient population and accelerating this clinical trial, which was initiated in January 2024 at The University of Texas MD Anderson Cancer Center. The trial is directed by lead clinical investigator Amir Jazaeri, MD, Professor of Gynecologic Oncology.”

About LIXTE Biotechnology Holdings, Inc.

LIXTE Biotechnology Holdings, Inc. is a clinical-stage pharmaceutical company focused on new targets for cancer drug development and developing and commercializing cancer therapies.  LIXTE has demonstrated that its first-in-class lead clinical PP2A inhibitor, LB-100, is well-tolerated in cancer patients at doses associated with anti-cancer activity. Based on extensive published preclinical data, LB-100 has the potential to significantly improve outcomes for patients undergoing various chemotherapies or immunotherapies.  LIXTE’s new approach has no known competitors and is covered by a comprehensive patent portfolio.  Proof-of-concept clinical trials are in progress.  LB-100 is part of a pioneering effort in an entirely new field of cancer biology – activation lethality – that is advancing a new treatment paradigm.  Additional information about LIXTE can be found at www.lixte.com.

Forward-Looking Statement Disclaimer

This announcement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. For example, statements regarding the Company’s financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about future activities, including the continuing development of proprietary compounds, the planning, funding, coordination and potential results of clinical trials, the patent and legal costs to protect and maintain the Company’s intellectual property worldwide, and the Company’s ability to obtain and maintain compliance with Nasdaq’s continued listing requirements, are all forward-looking statements. These statements are generally accompanied by words such as “intend,” anticipate,” “believe,” “estimate,” “potential(ly),” “continue,” “forecast,” “predict,” “plan,” “may,” “will,” “could,” “would,” “should,” “expect” or the negative of such terms or other comparable terminology.

The Company believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to it on the date hereof, but the Company cannot provide assurances that these assumptions and expectations will prove to have been correct or that the Company will take any action that the Company may presently be planning. However, these forward-looking statements are inherently subject to known and unknown risks and uncertainties. Actual results or experience may differ materially from those expected or anticipated in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, regulatory policies, available cash resources, research results, competition from other similar businesses, and market and general economic factors.

Readers are urged to read the risk factors set forth in the Company’s filings with the United States Securities and Exchange Commission at https://www.sec.gov. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information about LIXTE, contact: info@lixte.com

General Phone: (631) 830-7092; Investor Phone: (888) 289-5533

or

PondelWilkinson Inc. Investor Relations

pwinvestor@pondel.com

Roger Pondel: (310) 279-5965; Laurie Berman: (310) 279-5962